EXHIBIT 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement and Release”) is made by and between James T. Ryaby, Ph.D. (“Executive”) and OrthoLogic Corp., a Delaware corporation (the “Company”) as of November 17, 2006. Executive and the Company mutually desire to sever their employment relationship and, notwithstanding Section 6(b) of the Employment Agreement between Executive and the Company dated June 1, 2001, as amended (the “Employment Agreement”), agree as follows:

1.    The Employment Agreement is terminated effective on the date hereof (the “Separation Date”) and, except as expressly provided herein, Executive shall not have any further rights thereunder. Executive hereby resigns as Senior Vice President and Chief Scientific Officer and from each other office and employment position with the Company effective on the Separation Date.

2.    In connection with this Agreement and Release, the Company and Executive are simultaneously entering into a Consulting Agreement effective upon the Separation Date, providing for compensation and other benefits to Executive for services to be provided thereunder (the “Consulting Agreement”). The Company shall have no obligation to pay further compensation or other amounts, or provide any benefits to Executive other than as expressly provided in the Consulting Agreement, except that the Company shall pay the following to Executive:

a.    Accrued and unpaid base salary, including accrued and unpaid vacation pay, under the Employment Agreement through the Separation Date, which shall be paid, net of required withholding, in accordance with the Company’s normal payroll practices; and

b.    Within 30 days of the Separation Date, Executive's reasonable documented out-of-pocket business expenses properly incurred (including receipt of necessary pre-approvals) prior to the Separation date but not yet reimbursed.

3.    a.    Except as expressly provided herein, Executive hereby releases the Company, its past and present parent, subsidiary and affiliated corporations or business entities and its and their past and present directors, officers, agents and employees, from any and all past and present causes of action, claims, rights and liabilities, known or unknown, statutory or at common law, arising out of Executive’s employment or termination of employment with the Company; provided, that the foregoing release shall not apply to the Company's obligations under this Agreement or the Consulting Agreement or to the Company's obligations to indemnify Executive in his capacity as an officer of the Company pursuant to the Certificate of Incorporation or Bylaws of the Company.

b.    By way of example only and without limiting the immediately preceding paragraph, this release is applicable to any cause of action, right, claim or liability under any federal, state or local law, regulation, ordinance or order that regulates the employment relationship and/or employee benefits, including Title VII of the Civil Rights Act of 1964 as amended, The Age Discrimination in Employment Act, the Americans with Disabilities Act of 1990 as amended, the Civil Rights Act of 1991, the Equal Pay Act of 1963, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Family and Medical Leave Acts, the Arizona Employment Protection Act, any state or federal laws providing “whistleblower” protection, and any other law relating to employment matters or prohibiting employment discrimination, claims for breach of express or implied contract, wrongful or unlawful discharge, breach of the covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, defamation and any other claim in contract or tort, and for attorneys fees.

c.    EXECUTIVE ACKNOWLEDGES, AGREES AND UNDERSTANDS THAT (1) THIS IS A LEGALLY BINDING GENERAL RELEASE; (2) BY SIGNING THIS AGREEMENT AND RELEASE EXECUTIVE IS BARRED FROM INSTITUTING A LAWSUIT FOR AGE DISCRIMINATION AS WELL AS THE OTHER CAUSES OF ACTION SET FORTH ABOVE; (3) EXECUTIVE WAS INFORMED OF HIS RIGHT TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND RELEASE; (4) BEFORE SIGNING THIS AGREEMENT AND RELEASE, EXECUTIVE WAS GIVEN IN EXCESS OF TWENTY-ONE DAYS TO CONSIDER IF EXECUTIVE SHOULD SIGN THIS AGREEMENT AND RELEASE; AND (5) EXECUTIVE MAY REVOKE THIS AGREEMENT AND RELEASE WITHIN SEVEN DAYS AFTER SIGNING IT BY DELIVERING WRITTEN NOTICE THEREOF TO THE PRESIDENT OF THE COMPANY. This Agreement and Release and Executive’s rights hereunder shall be binding and effective upon the expiration of such seven day period if Executive does not revoke this Agreement. By signing this Agreement and Release, Executive hereby waives the foregoing 21-day period to consider signing this Agreement and Release.

d.    The foregoing release shall be binding upon Executive, and Executive’s agents, attorneys, personal representatives, executors, administrators, heirs, beneficiaries, successors, and assigns.

4.    Except as expressly provided herein, the Company hereby releases Executive from any and all past and present causes of action, claims, rights and liabilities actually known to John M. Holliman, III, the Company's Executive Chairman, or Les Taeger, the Company's Chief Financial Officer, and any causes of action, claims, rights and liabilities based on negligence, in each case whether statutory or at common law, arising out of Executive’s employment or termination of employment with the Company; provided, that the foregoing release shall not apply to Executive's obligations under this Agreement or the Consulting Agreement.

5.    Executive hereby reaffirms his continuing obligation to abide by the terms of the Invention, Confidential Information and Non-Competition Agreement dated February 9, 1999 between him and the Company (the “IP Assignment Agreement”).

6.    The terms of this Agreement and Release supersede paragraph 6(b) of the Employment Agreement. The parties acknowledge that certain paragraphs of the Employment Agreement, by their terms, survive the termination of such agreement, including, but not limited to, paragraphs 7, 9 and 10.

7.    The parties acknowledge and agree that for purposes of the vesting, exercisability and expiration provisions in Executive's stock options granted under the Company’s 1987 Stock Option Plan, 1997 Stock Option Plan and 2005 Equity Incentive Plan, Executive shall be deemed to be providing services to the Company and to be an employee during the term of the Consulting Agreement.

8.    Executive and the Company agree not to disparage the other party, and Executive agrees not to disparage the Company’s officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that nothing herein shall be deemed to limit or impair either Executive or the Company from pursuing any right or remedy alleging a breach by the other party and provided further that both Executive and the Company shall respond accurately and fully to any question, inquiry or request for information when required by legal process.

9.    Consultant shall immediately return any and all things in his possession or control belonging to the Company, including without limitation, computers, equipment, files, documents and information (whether in electronic or hard copy format). The Company shall clean out Executive’s office in the Company’s facility and return to Executive within 7 days after the Separation Date all items reasonably determined by the Company to be personal property of Executive.

10.    Within 30 days after the Separation Date, Consultant shall provide to the Company, in writing, a complete and accurate schedule of all oral contracts or agreements entered into by Consultant on behalf of the Company which have not previously been disclosed to the Company, which schedule shall be certified by Consultant.

11.    This Agreement and Release contains all the promises and understandings of the parties in respect of the subject matter hereof. There are no other agreements and understandings in respect of the subject matter hereof except as set forth herein and in the Consulting Agreement and the IP Assignment Agreement, and this Agreement and Release may be amended only by a written agreement signed by the parties.

[SIGNATURE ON THE FOLLOWING PAGE]

The parties each acknowledge that they have read this Agreement and Release and understand and voluntarily agree to its terms.

Company	Executive

ORTHOLOGIC CORP.

By: /s/ John M. Holliman, III	/s/ James T. Ryaby, Ph.D.
Name: John M. Holliman, III	James T. Ryaby, Ph.D.
Title: Executive Chairman

Date: November 21, 2006	Date: November 21, 2006